[GRAPHIC OMITTED]                                                  PRESS RELEASE
--------------------------------------------------------------------------------

                                        Contact:   Denise DesChenes/Kara Findlay
                                                   Citigate Sard Verbinnen
                                                   (212) 687-8080/(312) 895-4700


             FOAMEX INTERNATIONAL ANNOUNCES SALE OF RUBBER AND FELT
                   CARPET CUSHION BUSINESSES FOR $38.5 MILLION

                Company Intends to Use Proceeds to Pay Down Debt

            Company Announces Date of Annual Meeting of Shareholders


--------------------------------------------------------------------------------

LINWOOD, PA, April 29, 2005 - Foamex International Inc. (NASDAQ: FMXI), the leading manufacturer of flexible polyurethane and advanced polymer foam products in North America, today announced that it has sold its rubber and felt carpet cushion businesses to Leggett & Platt, Incorporated (NYSE: LEG), including the Cape Girardeau, Missouri rubber manufacturing facility and certain assets of the Newton, North Carolina felt manufacturing facility, for approximately $38.5 million. Foamex intends to use the proceeds of the transaction to pay down debt.

Foamex will continue to offer prime and rebond polyurethane carpet cushion and flooring underlay products through its Carpet Cushion division.

Commenting on the transaction, Tom Chorman, President and Chief Executive Officer of Foamex said, "These non strategic businesses were a relatively small component of our overall portfolio and were not a part of our core urethane operations. We will continue to serve the rebond and prime segments of the overall carpet cushion market, which accounts for more than 85% of the national market. By concentrating on our core business, we will be better able to develop innovative products that meet the quality and performance standards of our customers. We intend to use the funds raised from this transaction to begin reducing our debt and debt carrying cost, consistent with our previously stated goals."

Annual Meeting of Shareholders
Foamex also announced that its annual meeting of shareholders will be held on May 19, 2005 in Wilmington, Delaware.

About Foamex International Inc.
Foamex, headquartered in Linwood, PA, is the world's leading producer of comfort cushioning for bedding, furniture, carpet cushion and automotive markets. The Company also manufactures high-performance polymers for diverse applications in the industrial, aerospace, defense, electronics and computer industries. For more information visit the Foamex web site at http://www.foamex.com.

Forward-Looking Statements
This press release contains, and oral statements made from time to time by representatives of the Company may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, cost savings initiatives, the Company's ability to recover raw material cost increases, introduce new products, enhance sales growth and margins and the outlook for the Company's financial performance. These forward-looking statements are affected by risks, uncertainties and assumptions that the Company makes about, among other things, its ability to implement customer selling price increases in response to higher raw material costs, raw material price increases, general economic conditions, conditions in the capital markets, the interest rate environment, the level of automotive production, carpet production, furniture and bedding production and housing starts, the achievement of management's business plans, its capital and debt structure (including financial covenants), litigation and changes in environmental legislation and environmental conditions and other factors mentioned in the documents filed by the Company with the Securities and Exchange Commission. While the Company believes that its assumptions regarding the foregoing matters are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that the Company's forward-looking statements will prove to be accurate. Additional information that could cause actual results to vary materially from the results anticipated may be found in the Company's most recent Form 10-K and other reports filed with the Securities and Exchange Commission. Readers should be aware that any forward-looking statement made in this press release or elsewhere by the Company speaks only as of the date on which it is made, and the Company disclaims any obligation or intent to update any of the factors listed above or forward-looking statements.

                                      # # #